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                                                                    EXHIBIT 4.10

                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of June 30, 2002 (as may be amended, supplemented or otherwise modified from time to time, this "Agreement"), is made by and among THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee for and on behalf of the holders of indebtedness issued under the Senior Notes Indenture described below (together with its successors and assigns in such capacity, the "Senior Notes Trustee"), BANK ONE TRUST COMPANY, N.A., a national banking association, in its capacity as trustee for and on behalf of the holders of indebtedness issued under the Junior Notes Indenture described below (together with its successors and assigns in such capacity, the "Junior Notes Trustee") and KOMAG, INCORPORATED, a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the terms and conditions of that certain Indenture, dated as of June 30, 2002, between the Borrower and the Senior Notes Trustee (as amended, restated, modified, renewed or extended from time to time, the "Senior Notes Indenture"), the Senior Noteholders have agreed to accept the Borrower's Senior Secured Notes (collectively, the "Senior Notes") in the aggregate original principal amount of $128,832,000, issued by the Borrower as required by the Borrower's Plan of Reorganization;

                  WHEREAS, pursuant to the terms and conditions of that certain Indenture, dated as of June 30, 2002, between the Borrower and the Junior Notes Trustee (as amended, restated, modified, renewed or extended from time to time, the "Junior Notes Indenture"), the Junior Noteholders (as herein defined) have agreed to accept the Borrower's Junior Secured Notes due 2007 (collectively, the "Junior Notes") in the aggregate original principal amount of $7,000,000, issued by the Borrower as required by the Borrower's Plan of Reorganization;

                  WHEREAS, pursuant to certain security, pledge, and mortgage documents executed and delivered in connection with the Senior Notes Indenture, the Borrower has granted to the Senior Notes Trustee, for the benefit of the Senior Noteholders, a second priority security interest in and to the Collateral in order to secure its obligations arising in connection with the Senior Notes Indenture and the Senior Notes; and

                  WHEREAS, pursuant to certain security, pledge, and mortgage documents executed and delivered in connection with the Junior Notes Indenture, the Borrower has granted to the Junior Notes Trustee, for the benefit of the Junior Noteholders, a third priority security interest in and to the Collateral in order to secure its obligations arising in connection with the Junior Notes Indenture and the Junior Notes

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

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         1.       Definitions.

                  (a) As used in this Agreement, (i) the terms defined in the preamble and recitals shall have the meanings assigned thereto, (ii) capitalized terms that are used herein without being defined shall have the meanings assigned thereto in the Senior Notes Indenture, and (iii) the following terms shall have the following meanings:

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Bankruptcy Code" means United States Bankruptcy Code, as in effect from time to time.

                  "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period, as the case may be.

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Cap Amount" means one hundred sixty-eight million six hundred and eighty-two thousand dollars ($168,682,000).

                  "Collateral" means any assets or property of the Borrower, and any proceeds thereof, at any time subject to (a) a Lien in favor of the Senior Notes Trustee, for the benefit of the Senior Noteholders, under the Senior Notes Indenture or any of the other Senior Documents to secure the Senior Obligations or (b) a Lien in favor of the Junior Notes Trustee, for the benefit of the Junior Noteholders, under the Junior Notes Indenture or any of the other Junior Documents, to secure the Junior Obligations, including without limitation, all "Collateral" as defined in the Senior Security Documents and all "Collateral" as defined in the Subordinated Security Documents.

                  "Controlled Collateral" has the meaning specified in Section 2(d).

                  "DIP Financing" has the meaning specified in Section 7(c).

                  "Indemnitee" has the meaning specified in Section 18(b).

                  "Insolvency Proceeding" means (a) any case, action, or proceeding before any court or other governmental authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under Federal (including the Bankruptcy Code), state, or local law.

                  "Junior Lien" means the Liens in and to the Collateral granted pursuant to the Subordinated Documents to secure the Junior Obligations.

                  "Junior Noteholders" means the holders of the Junior Notes.

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                  "Junior Notes" has the meaning set forth in the recitals to this Agreement.

                  "Junior Notes Trustee" has the meaning set forth in the recitals to this Agreement.

                  "Junior Obligations" means all of the obligations, liabilities, and indebtedness of the Borrower under the Subordinated Documents, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses and including any premium, interest, fees, costs, or expenses which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such premium, interest, fees, costs, or expenses are allowed or allowable in whole or in part in any such Insolvency Proceeding.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale, or trust receipt.

                  "Liquidity Facility" means the Loan and Security Agreement, dated as of the date hereof, by and among the Borrower, Foothill Capital Corporation, as arranger and administrative agent, Ableco Finance LLC, as collateral agent, and the lenders party thereto, as such Loan and Security Agreement may be amended, restated, modified, renewed or extended from time to time in accordance with the terms of the Senior Notes Indenture and the Junior Notes Indenture.

                  "Liquidity Facility Cap Amount" means the amount equal to the lesser of (a) 110% of the aggregate amount of the commitments of the lenders in effect from time to time under the Liquidity Facility and (b) $22,000,000.

                  "Liquidity Facility Collateral Agent" means the collateral agent under the Liquidity Facility.

                  "Liquidity Facility Intercreditor Agreement" means that certain Intercreditor Agreement among the Trustee, the collateral agent under the Liquidity Facility, the Junior Notes Trustee and the Borrower, which shall be entered into concurrently with or prior to the date hereof, as amended, supplemented or otherwise modified from time to time, to the extent permitted by law.

                  "Liquidity Facility Obligations" means all of the obligations, liabilities and indebtedness of the Borrower under the Liquidity Facility, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such premium, interest, fees, costs, or expenses are allowed or allowable in whole or in part in any such Insolvency Proceeding; provided that to the extent any indebtedness on account of principal of the Borrower owed to the lenders under the Liquidity Facility exceeds the Liquidity Facility Cap Amount, such obligations, to the extent of such excess, shall not be "Liquidity Facility Obligations" under this Agreement.

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                  "Non-Payment Blockage Period" means, with respect to any
Non-Payment Default, the period (a) beginning upon the receipt by the Junior Notes Trustee of a Non-Payment Default Notice pursuant to this Agreement, provided that if such Non-Payment Default is continuing on or after the receipt by each of the Senior Notes Trustee and the Junior Notes Trustee of notice pursuant to the Liquidity Facility Intercreditor Agreement (a "Liquidity Facility Notice") of any Liquidity Facility default in payment or other event of default resulting in a "Blockage Period" under the Liquidity Facility Intercreditor Agreement then in effect (or if such Non-Payment Default relates to the same Liquidity Facility event of default referred to in any Liquidity Facility Notice), such period shall begin, if earlier, on the receipt by each of the Senior Notes Trustee and the Junior Notes Trustee of such Liquidity Facility Notice, and (b) ending upon the earlier of (i) 180 days following the earlier of
(x) the delivery of such Non-Payment Default Notice or (y) the delivery of such Liquidity Facility Notice and (ii) the cure or waiver of such Non-Payment Default or, if applicable, such Liquidity Facility default in payment or other event of default, provided, however that if such Blockage Period was triggered by a notice delivered pursuant to the Liquidity Facility Intercreditor Agreement in accordance with the proviso to clause (a) of this definition, such 180-day period shall be extended for so long as such Non-Payment Default shall be continuing, but not to exceed an additional 30 days.

                  "Non-Payment Default" has the meaning specified in Section
5(b).

                  "Non-Payment Default Notice" means a written notice from or on behalf of the Senior Notes Trustee or, in accordance with the Senior Indenture, Senior Noteholders, to the Junior Notes Trustee of the existence of a Non-Payment Default and specifically designating such notice as a "Non-Payment Default Notice."

                  "Paying Agent" has the meaning set forth in the Junior Notes Indenture.

                  "Payment Blockage Period" means, with respect to any Payment Default, the period (a) beginning upon receipt by the Junior Notes Trustee of a Payment Default Notice pursuant to this Agreement, provided that if such Payment Default is continuing on or after the receipt by each of the Senior Notes Trustee and the Junior Notes Trustee of notice pursuant to the Liquidity Facility Intercreditor Agreement (a "Liquidity Facility Notice") of any Liquidity Facility default in payment resulting in a "Blockage Period" under the Liquidity Facility Intercreditor Agreement then in effect, such period shall begin, if earlier, on the receipt by each of the Senior Notes Trustee and the Junior Notes Trustee of such Liquidity Facility Notice, and (b) ending upon the first to occur of (i) the date on which such Payment Default or, if applicable, such Liquidity Facility payment default, shall have been cured or expressly waived in writing by the Senior Notes Trustee in the case of a Payment Default or by the Liquidity Facility Collateral Agent in the case of a Liquidity Facility payment default, or (ii) the date on which the Senior Notes Trustee shall expressly and irrevocably waive the application of Section 5(a) in writing.

                  "Payment Default" has the meaning specified in Section 5(a).

                  "Payment Default Notice" means a written notice from or on behalf of the Senior Notes Trustee or, in accordance with the Senior Indenture, Senior Noteholders, of the existence of a Payment Default and specifically designating such notice as a "Payment Default Notice."

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                  "Plan of Reorganization" means the Chapter 11 First Amended
Plan of Reorganization of the Borrower filed in the Chapter 11 Case on November 7, 2001, as amended and as it may be further modified or amended from time to time; provided, that any amendment or modification materially adverse to the Senior Noteholders shall have been consented to by the Senior Noteholders, and any amendment or modification materially adverse to the Junior Noteholders shall have been consented to by the Junior Noteholders.

                  "Scheduled Payment" has the meaning specified in Section 5(a) hereof.

                  "Scheduled Payment Date" has the meaning specified in Section 5(a) hereof.

                  "Senior Documents" means the Senior Notes Indenture, the Senior Notes, the Senior Security Documents and any other agreements, instruments, and certificates executed and delivered in connection with the Senior Notes Indenture, the Senior Notes and the Senior Security Documents.

                  "Senior Lien" means the Liens in and to the Collateral granted pursuant to the Senior Security Documents or otherwise to secure the Senior Obligations.

                  "Senior Noteholders" means the holders of the Senior Notes.

                  "Senior Notes" has the meaning set forth in the recitals to this Agreement.

                  "Senior Notes Indenture" has the meaning set forth in the recitals to this Agreement.

                  "Senior Notes Trustee" has the meaning set forth in the preamble to this Agreement.

                  "Senior Obligations" means all of the obligations, liabilities, and indebtedness of the Borrower under any of the Senior Documents, irrespective of whether on account of principal, premium, interest, fees, costs, or expenses and including any premium, interest, fees, costs, or expenses which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such premium, interest, fees, costs, or expenses are allowed or allowable in whole or in part in any such Insolvency Proceeding; provided that to the extent any indebtedness on account of principal of the Senior Obligations exceeds the Cap Amount, such obligations, to the extent of such excess, shall not be "Senior Obligations" under this Agreement.

                  "Senior Security Documents" means those certain security agreements, pledge agreements, deeds of trust, mortgages, and other agreements or documents executed and delivered by the Borrower in connection with the Senior Notes Indenture in order to provide Liens in and to all or any portion of its assets or properties.

                  "Standstill Period" means, with respect to any Payment or Non-Payment Default, the period (a) beginning upon the beginning of the applicable Payment Blockage Period or Non-Payment Blockage Period, as the case may be, and (b) ending on the last day of such Blockage Period, provided, however, that in the case of a Payment Blockage Period such Standstill Period

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shall in no event extend beyond 180 days, provided, however that if such
Standstill Period with respect to a Payment Default was triggered by a notice of a Liquidity Facility payment default delivered pursuant to the Liquidity Facility Intercreditor Agreement in accordance with the proviso to clause (a) of the definition of Payment Blockage Period, such 180-day period shall be extended for so long as such Payment Default shall be continuing, but not to exceed an additional 30 days or (c) the date on which there is commenced, either by or against the Borrower, any Insolvency Proceeding.

                  "Subordinated Documents" means the Junior Notes Indenture, the Junior Notes, the Subordinated Security Documents and any other agreements, instruments, and certificates executed and delivered in connection with the Junior Notes Indenture, the Junior Notes and the Subordinated Security Documents.

                  "Subordinated Security Documents" means those certain security agreements, pledge agreements, deeds of trust, mortgages, and other agreements or documents executed and delivered by the Borrower in connection with the Junior Notes Indenture in order to provide Liens in and to all any portion of its assets or properties.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any Senior Obligations shall mean the final indefeasible payment in full and in cash of all such Senior Obligations (other than contingent indemnity obligations of the Borrower that shall survive payment in full).

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       Acknowledgments; Agreements.

                  (a) The Junior Notes Trustee hereby acknowledges as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such that the Senior Notes Trustee, for the benefit of the Senior Noteholders, has been granted Liens upon all or substantially all of the assets of the Borrower pursuant to the Senior Notes Indenture and hereby consents thereto. The Senior Notes Trustee hereby acknowledges as Senior Notes Trustee and on behalf of the Senior Noteholders in its capacity as such that the Junior Notes Trustee has been granted Liens upon all or substantially all of the assets of the Borrower pursuant to the Subordinated Documents and hereby consents thereto.

                  (b) The Junior Notes Trustee hereby acknowledges and agrees, as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such, that (i) the Junior Lien in and to the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien in and to the Collateral and that the Junior Notes Trustee shall not have any claim to or in respect of the Collateral, or any proceeds of or realization in and to the Collateral, on a parity with or prior to the claim of the Senior Noteholders, (ii) any Lien at any time granted to or otherwise obtained by Senior Noteholders with respect to the Collateral shall have priority

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over, and shall be senior to, any Lien therein at any time granted to or otherwise obtained by the Junior Notes Trustee, (iii) until the Senior Obligations have been paid in full and in cash and the Senior Notes Trustee has provided prompt written notice thereof to the Junior Notes Trustee, which the Senior Notes Trustee agrees to provide, the exercise of rights and remedies in respect of the Junior Lien by the Junior Notes Trustee under the Subordinated Documents and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement and (iv) the Senior Notes Trustee would not have executed the Senior Documents, as trustee on behalf of the Senior Noteholders, in the absence of the execution and delivery of this Agreement by the parties hereto.

                  (c) The priority agreements set forth in subsection (b) above shall be applicable irrespective of the order, time or method of the creation, attachment, or perfection of any Lien of the Senior Notes Trustee or the Junior Notes Trustee upon all or any portion of the Collateral, or the order or time of filing or recordation of any document or instrument for perfecting a Lien in favor of the Senior Notes Trustee or the Junior Notes Trustee in any such Collateral, and notwithstanding any conflicting terms or conditions that may be contained in any of the Senior Documents or Subordinated Documents.

                  (d) The Senior Notes Trustee, as Senior Notes Trustee and on behalf of the Senior Noteholders in its capacity as such, and the Junior Notes Trustee, as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such, acknowledge and agree that after payment in full of the Liquidity Facility Obligations and until the Senior Obligations have been paid in full and the Senior Notes Trustee has provided prompt written notice thereof to the Junior Notes Trustee, which the Senior Notes Trustee agrees to provide, the Senior Notes Trustee shall (i) hold all of the Collateral for which the security interest therein is perfected by obtaining possession or dominion and control, as applicable, of such Collateral (the "Controlled Collateral") pledged to the Senior Notes Trustee pursuant to the Senior Documents, and (ii) for so long as the Controlled Collateral forms a part of the Collateral for the Junior Obligations, hold in its capacity as bailee for the Junior Notes Trustee and for the benefit of the Junior Noteholders all of the Controlled Collateral pledged to the Junior Notes Trustee pursuant to the Subordinated Documents. To the extent permitted by law, the Senior Notes Trustee shall deliver such Controlled Collateral possessed by it or its right to the control thereof to the Junior Notes Trustee promptly after the Senior Obligations have been paid in full.

         3.       Rights in Collateral.

                  (a) So long as this Agreement has not been terminated pursuant to the provisions hereof, and regardless of whether or not the Senior Obligations or the Junior Obligations have been accelerated or any Insolvency Proceeding has been commenced by or against the Borrower:

                           (i)      Except as otherwise provided in subsection
(b), until payment in full of the Senior Obligations and the Senior Notes Trustee has provided prompt written notice thereof to the Junior Notes Trustee which the Senior Notes Trustee agrees to provide, the Junior Notes Trustee shall not exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Subordinated Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or

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proceeding in respect of the Junior Lien or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, and the Junior Notes Trustee shall not have any right whatsoever to direct the Senior Notes Trustee to exercise or seek to exercise or refrain from exercising any rights or remedies in respect of the Collateral;

                           (ii)     Except as otherwise provided in subsection
(b), subject to the terms of the Senior Documents and the Liquidity Facility Intercreditor Agreement, the Senior Notes Trustee shall have the exclusive right to exercise rights and remedies in respect of the Collateral under the Senior Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Notes Trustee may enforce the provisions of the Senior Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in the exercise of its discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Notes Trustee to sell or otherwise dispose of the Collateral (such sale to be free and clear of the Junior Lien and the Junior Notes Trustee agrees to execute any and all Lien releases requested by the Senior Notes Trustee in connection therewith), to incur reasonable expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction; provided, that the proceeds of any such sale, disposition or other exercise of rights and remedies are applied to the reasonable expenses incurred in connection therewith and to the payment of the Senior Obligations until satisfied in full, with any excess being remitted to the Junior Notes Trustee to be applied by the Junior Notes Trustee in accordance with the Junior Notes Indenture and the documents related thereto;

                           (iii)    Notwithstanding anything to the contrary
contained in the Subordinated Documents, prior to the date on which the Senior Obligations have been paid in full and the Senior Notes Trustee has provided prompt written notice thereof to the Junior Notes Trustee, which the Senior Notes Trustee agrees to provide, if an Event of Default has occurred and is continuing under the Senior Notes Indenture and if and to the extent that the Senior Notes Indenture shall have permitted or approved the sale, transfer, or other disposition of any Collateral, then the Junior Notes Trustee shall be bound by such permission or approval and shall execute any and all Lien releases requested by the Junior Notes Trustee in connection therewith; provided, that the Senior Notes Trustee references this Section 3(a)(iii) in connection with such request; and provided, further, that the proceeds of any such sale, transfer, or other disposition are applied to the reasonable expenses incurred in connection therewith and to the payment of the Senior Obligations until satisfied in full with any excess being remitted to the Junior Notes Trustee to be applied by the Junior Notes Trustee in accordance with the Junior Notes Indenture and the documents related therein.

                           (iv)     The Junior Notes Trustee, as Junior Notes
Trustee and on behalf of the Junior Noteholders in its capacity as such, shall not (A) contest, protest, object to or seek to enjoin any exercise of rights or remedies by the Senior Notes Trustee or Senior Noteholders under any Senior Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure, or (B) contest the validity or enforceability of the Senior Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern

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even if part or all of the Senior Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise); and

                           (v)      Except to the extent the Junior Notes
Trustee or the Junior Noteholders are permitted under the terms of this Agreement to receive payments from the Borrower, unless and until the Senior Obligations have been paid in full and the Senior Notes Trustee has provided prompt written notice thereof to the Junior Notes Trustee, which the Senior Notes Trustee agrees to provide, any money, property, securities, or other direct or indirect distributions of any nature whatsoever received by the Junior Notes Trustee or the Junior Noteholders in respect of the Junior Obligations resulting from the sale, disposition, or other realization upon or other exercise of remedies in respect of all or any part of the Collateral, regardless of whether such money, property, securities, or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Senior Notes Trustee in the form received, duly indorsed to such party, if required, and applied by the Senior Notes Trustee as provided in the Senior Documents. Until so delivered, such payment or distribution to the extent received by the Junior Notes Trustee or the Junior Noteholders shall be held in trust by such party as the property of the Senior Notes Trustee, for the benefit of the Senior Noteholders, segregated from other funds and property held by the Junior Notes Trustee.

                  (b)      The limitations set forth in clauses (a)(i) and (a)
(ii) above notwithstanding, the Junior Notes Trustee and the Junior Noteholders shall in all events be entitled (A) to exercise the rights and remedies available to the Junior Notes Trustee and the Junior Noteholders under the Junior Documents except during any Standstill Period and (B) to accelerate the Junior Obligations. The Senior Notes Trustee shall provide prompt written notice to the Junior Notes Trustee of the acceleration of the Senior Obligations.

                  (c) The Collateral shall be deemed to include casualty insurance proceeds and, therefore, the priorities set forth herein shall govern the ultimate disposition of casualty insurance proceeds related to some or all of the Collateral. Subject to the terms of the Liquidity Facility Intercreditor Agreement, the Senior Notes Trustee shall have the sole and exclusive right, as against the Junior Notes Trustee, to adjust settlement of insurance claims in the event of any covered loss, theft, or destruction of the Collateral. Subject to the terms of the Liquidity Facility Intercreditor Agreement, if such proceeds are applied to the Senior Obligations, any proceeds remaining after payment of the Senior Obligations and all reasonable expenses of collection, including reasonable costs, fees, and expenses, shall be remitted promptly to the Junior Notes Trustee for application pursuant to the Subordinated Documents.

                  (d) The Junior Notes Trustee, as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such, hereby waives any right to require the Senior Notes Trustee to marshal any security or collateral or otherwise to compel the Senior Notes Trustee to seek recourse against or satisfaction of the indebtedness owing to Senior Noteholders from one source before seeking recourse or satisfaction from another source. To the extent that it is entitled to receive and apply the same pursuant to the provisions of this Agreement, the Senior Notes Trustee shall be authorized to apply any and all payments, collections, and proceeds of Collateral received by it to such portion of the Senior Obligations as the Senior Notes Trustee lawfully may elect consistent with the provisions of the Senior Documents.

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         4.       Rights to Payment.

                  (a) Except as restricted by clause (b) below, and without modifying or limiting the restrictions set forth in Section 3 hereof, prior to the commencement of, and following the expiration of, any Blockage Period, the Junior Notes Trustee or any Paying Agent shall be entitled to: (i) demand, receive, and retain scheduled payments of interest on the Junior Obligations as the same shall come due and are payable in cash (as opposed to the scheduled payments of interest thereon that are payable-in-kind, including by increases to principal in accordance with the terms of the Subordinated Documents, which shall in no event be restricted by this Agreement) in accordance with the terms of the Subordinated Documents; and (ii) demand, receive and retain scheduled installments or other payments of principal on the Junior Obligations as the same shall come due in accordance with the terms of the Subordinated Documents.

                  (b) Under no circumstances shall the Borrower be entitled to make, or the Junior Notes Trustee or any Junior Noteholder be entitled to demand, take, receive, accept or retain, any prepayments (including payments due as a result of any mandatory prepayment provisions of the Subordinated Documents or the acceleration of the Junior Obligations) of principal, interest, or premium on account of any of the Junior Obligations prior to the repayment in full of the Senior Obligations.

         5.       Subordination.

                  Anything in the Junior Notes Indenture, the Junior Notes, or the other Subordinated Documents to the contrary notwithstanding, the Junior Notes Trustee and each Junior Noteholder by its acceptance of such Junior Note agrees that the Junior Obligations are and shall be, to the extent set forth below, subordinate and junior and subject in right of payment to the prior payment in full of all Senior Obligations.

                  (a)      Except in accordance with subsection (d) below, if
(i) the Borrower shall default in the payment of any Senior Obligations in respect of principal or interest in accordance with the Senior Note Indenture when the same becomes due and payable, whether at maturity or at a date fixed for scheduled payment or by declaration or acceleration or otherwise (a "Payment Default"), and (ii) the Junior Notes Trustee shall have received a Payment Default Notice, then the Borrower shall not make and neither the Junior Notes Trustee nor any Junior Noteholder shall accept or receive, except as otherwise provided in the proviso set forth in Section 5(d), any direct or indirect payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) on account of the Junior Obligations during the Payment Blockage Period applicable to such Payment Default; provided, however, that in the case of any payment on or in respect of any Junior Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period, the provisions of this subsection (a) shall not prevent
(x) the making of such payment (a "Scheduled Payment") on or after the date immediately following the termination of such Payment Blockage Period or (y) the making of any payment-in-kind, including increases to the principal amount of any of the Junior Notes. If the Junior Notes Trustee shall have received a Payment Default Notice from or on behalf of the Senior Notes Trustee or, in accordance with the Senior Indenture, the Senior Noteholders, then the Junior

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Notes Trustee and each Junior Noteholder shall, during the Standstill Period applicable thereto, be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced by the Junior Notes or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the Junior Notes Trustee or any Junior Noteholder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the Junior Notes Trustee or such Junior Noteholder was entitled to do so, then the Junior Notes Trustee or such Junior Noteholder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The Junior Notes Trustee and each Junior Noteholder, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies available to it under the Subordinated Documents or applicable law.

                  In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the Junior Notes Trustee or any Junior Noteholder prohibited by the foregoing provisions of this subsection (a), then and in such event such payment shall be segregated by the Junior Notes Trustee or such Junior Noteholder and held in trust for the benefit of and immediately shall be paid over to the Senior Notes Trustee (in the same form received, with all necessary endorsements) for application against the Senior Obligations remaining unpaid until the Senior Obligations are paid in full.

                  (b) Except under circumstances when the terms of subsections (a) or (d) are applicable, if (i) an event of default other than a Payment Default shall have occurred and be continuing under the Senior Documents (a "Non-Payment Default"), and (ii) the Junior Notes Trustee shall have received a Non-Payment Default Notice, then the Borrower shall not make and neither the Junior Notes Trustee nor any Junior Noteholder shall accept or receive any direct or indirect payment or distribution of any kind or character (whether in cash, assets, securities, by set-off, or otherwise) on account of the Junior Obligations during the Non-Payment Blockage Period applicable to such Non-Payment Default; provided, however, that in the case of any Scheduled Payment on or in respect of any Junior Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period, the provisions of this subsection (b) shall not prevent (x) the making of such Scheduled Payment on or after the date immediately following the termination of such Non-Payment Blockage Period or (y) the making of any payment-in-kind in accordance with the Subordinated Documents, including increases to the principal amount of any of the Junior Notes. If the Junior Notes Trustee shall have received a Non-Payment Default Notice from or on behalf of the Senior Notes Trustee or, in accordance with the Senior Indenture, the Senior Noteholders, then the Junior Notes Trustee and each Junior Noteholder, during the Standstill Period applicable thereto, shall be prohibited from enforcing any of their default remedies (other than accelerating the indebtedness evidenced by the Junior Notes or the imposition of a default rate of interest, but including the right to exercise set-off rights) with respect thereto (including any right to sue the Borrower or to file or participate in the filing of an involuntary bankruptcy petition against the Borrower) until such Standstill Period shall cease to be in effect; provided, however, that if the Junior Notes Trustee or a Junior Noteholder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when the Junior Notes Trustee or such Junior Noteholder was entitled to do so, then the Junior Notes Trustee or such Junior Noteholder, as applicable, shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The Junior Notes Trustee and each Junior Noteholder, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies available to it under the Subordinated Documents or applicable law.

                  In the event that, notwithstanding the foregoing, the Borrower shall make any payment to the Junior Notes Trustee or any Junior Noteholder prohibited by the foregoing provisions of this subsection (b), then and in such event such payment shall be segregated by the Junior Notes Trustee or such Junior Noteholder and held in trust for the benefit of and immediately shall be paid over to the Senior Notes Trustee (in the same form received, with all necessary endorsements) for application against the Senior Obligations remaining unpaid until the Senior Obligations are paid in full.

                  (c) Anything contained in Section 5(a) or 5(b) to the contrary notwithstanding, no more than 8 Non-Payment Default Notices (including "Non-Payment Default Notices" as defined in the Liquidity Facility Intercreditor Agreement) may be sent to the Junior Notes Trustee (and any Non-Payment Default Notices in excess of such number that are sent to the Junior Notes Trustee shall be ineffective to commence a Non-Payment Blockage Period or a Standstill Period); (iii) the aggregate number of days that the Junior Notes Trustee and Junior Noteholders shall be subject to one or more Non-Payment Blockage Periods (including "Non-Payment Blockage Periods" as defined in the Liquidity Facility Intercreditor Agreement) shall not exceed 210 days in any 360 consecutive day period; and (iv) the aggregate number of days that the Junior Notes Trustee or the Junior Noteholders shall be subject to one or more Standstill Periods (including "Standstill Periods" as defined in the Liquidity Facility Intercreditor Agreement) shall not exceed 210 days in any 360 consecutive day period. No Non-Payment Default that existed on the date of delivery of any Non-Payment Default Notice or during the first 150 days of the Non-Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period or Standstill Period. No Non-Payment Default or Payment Default that existed on the date of delivery of any Payment Default Notice or during the first 150 days of the Payment Blockage Period commenced by such notice shall be made the basis for a subsequent Non-Payment Blockage Period, Payment Blockage Period or Standstill Period.

                  (d) Subject to the Liquidity Facility Intercreditor Agreement, in the event of the institution of an Insolvency Proceeding relative to the Borrower or its property, (Y) all Senior Obligations shall first be paid in full before any payment is made by or on behalf of the Borrower on the Junior Obligations; (Z) any payment or distribution of any kind or character (whether in cash, securities, assets, by set-off, or otherwise) to which the Junior Notes Trustee or Junior Noteholders would be entitled but for the provisions of this subsection (d) (including, without limitation, any payment or distribution which may be payable or deliverable to the Junior Notes Trustee or such Junior Noteholders by reason of the payment of any other indebtedness of the Borrower or its Subsidiaries being subordinated to payment of the Junior Obligations) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Senior Notes Trustee, for the benefit of the Senior Noteholders, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid; provided, however, that no such delivery of stock or obligations that are issued pursuant to a plan of reorganization pursuant to applicable bankruptcy law shall be required to be made to the Senior Notes Trustee, if such stock or obligations are subordinate and junior at least to the extent provided in this Section 5 to the payment of all Senior Obligations then outstanding and to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Obligations then outstanding. In the event that, in the circumstances contemplated by this subsection (d), and notwithstanding the foregoing provisions of this subsection (d) (but after giving effect to the proviso in this subsection), the Junior Notes Trustee or Junior Noteholders shall have received any such payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that they are not entitled to receive by the foregoing provisions, before all Senior Obligations are paid in full, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the Senior Notes Trustee, for the benefit of the Senior Holders, for application against the payment of all Senior Obligations remaining unpaid until all such Senior Obligations shall have been paid in full.

                  (e) If the Junior Notes Trustee or the Junior Noteholders do not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to 30 days before the expiration of time to file such claim or other document or amendment thereof, then, subject to the Liquidity Facility Intercreditor Agreement, the Senior Notes Trustee shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the Junior Notes Trustee and the Junior Noteholders for the purpose of enabling the Senior Notes Trustee to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Junior Obligations that are made in such proceeding and that are required to be paid or delivered to the Senior Notes Trustee as provided in subsection (d), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of the Junior Notes Trustee or the Junior Noteholders or otherwise in respect of such claims, as the Senior Notes Trustee reasonably may determine to be necessary or appropriate.

                  (f) No right of any present or future holder of the Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any non-compliance by the Borrower or by the Junior Notes Trustee or any Junior Noteholder with the terms, provisions, and covenants of this Agreement or the Subordinated Documents, regardless of any knowledge thereof any such holder of the Senior Obligations may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Obligations may, at any time and from time to time, without the consent of or notice to the Junior Notes Trustee or the Junior Noteholders, without incurring responsibility to the Junior Notes Trustee or the Junior Noteholders, and without impairing or releasing the subordination provided in this Section 5 or the obligations of the Junior Notes Trustee or the Junior Noteholders to the holders of the Senior Obligations, do any one or more of the following: (i) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Obligations or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Obligations; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Obligations; provided, that the proceeds of any such sale, exchange or release are applied to the reasonable expenses incurred in connection therewith and to the payment of the Senior Obligations until satisfied in full, and then in accordance with the Subordinated Documents; (iii) release any Person liable under or in respect of the Senior Obligations; (iv) fail or delay in the perfection of Liens securing the Senior Obligations; (v) exercise or refrain from exercising any rights against the Borrower and any other Person; or (vi) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Obligations.

                  (g) The provisions of this Section 5 are for the purpose of defining the relative rights of the holders of Senior Obligations on the one hand, and the Junior Notes Trustee and the Junior Noteholders on the other hand, and nothing herein shall impair, as between the Borrower and the Junior Notes Trustee or the Junior Noteholders, the obligation of the Borrower, which is unconditional and absolute, to pay to the holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein (other than the rights of the Senior Notes Trustee herein) prevent the Junior Notes Trustee or the Junior Noteholders from exercising all remedies against the Borrower or its assets otherwise permitted by applicable law or under the Subordinated Documents upon default thereunder (including the right to demand payment and sue for performance under the Junior Notes Indenture and of the Junior Notes and to accelerate the maturity thereof). Upon payment in full of the Senior Obligations and the termination of all obligations of the Senior Noteholders under the Senior Documents, the Junior Notes Trustee or the Junior Noteholders shall be subrogated (without any representation or warranty on the part of the Senior Notes Trustee or any holder of Senior Obligations) to the rights of the holders of the Senior Obligations to receive payments or distributions of assets of the Borrower made on account of the Senior Obligations(and any security therefor) until the Junior Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Obligations of any cash, assets, stock, or obligations or other property to which the Junior Notes Trustee or the Junior Noteholders would be entitled except for the provisions of this Section 5 above shall, as between the Borrower, its creditors (other than the holders of the Senior Obligations), and the Junior Notes Trustee or the Junior Noteholders, be deemed to be a payment by the Borrower to the holders of or on account of the Senior Obligations.

                  (h) The agreements contained in this Section 5 shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time any payment (or any part of any payment) on the Senior Obligations shall be returned by any holder of Senior Obligations under any state or federal law upon or following the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, as though such payment had not been made.

                  (i) The foregoing provisions of this Section 5 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of Senior Obligations, and such provisions are made for the benefit of, and may be enforced directly by, holders of the Senior Obligations, who hereby are expressly stated to be intended beneficiaries of this Section 5.

         6. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Notes Trustee.

                  (a) All rights and interests of the Senior Notes Trustee hereunder and all agreements and obligations of the Junior Notes Trustee hereunder shall remain in full force and effect irrespective of:

                           (i)      any lack of validity or enforceability of
the Senior Obligations, the Senior Lien, any Senior Document, or any other document or agreement in respect of the Senior Obligations or the Senior Lien, including without limitation, any exchange, release, or non-perfection of the Senior Lien;

                           (ii)     any change in the time, manner, or place of
payment, or in any other term, of all or any of the Senior Obligations(including without limitation, any rescission, in whole or in part, by the Senior Notes Trustee of any demand for payment of any Senior Obligations), or any participation, sale, assignment, or other transfer of any of the Senior Obligations, or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination, or other modification, in whole or in part, including any increase in the amount thereof (subject to the limitations in the definition of Senior Obligations), whether by course of conduct or otherwise, of the Senior Obligations or of the terms of the Senior Notes Indenture, any other Senior Document or any other document or agreement relating to the Senior Obligations or the Senior Lien; or

                           (iii)    any other circumstances which otherwise
might constitute a defense available to, or a discharge of, the Borrower in respect of the Senior Obligations or the Senior Lien, including without limitation, the avoidance or disallowance in any bankruptcy, insolvency or other like proceeding or otherwise, of the Senior Obligations or the Senior Lien.

                  (b) The Junior Notes Trustee, in its capacity as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such hereby waives (i) reliance by the Senior Notes Trustee upon the subordination and other intercreditor arrangements set forth in this Agreement, and (ii) any notice of the creation, renewal, extension, or accrual of any of the Senior Obligations and notice of, or proof of reliance by, the Senior Notes Trustee upon this Agreement. The Senior Obligations shall be deemed conclusively to have been created, contracted, or incurred in reliance on this Agreement, and all dealings between the Borrower, the Junior Notes Trustee, and the Senior Notes Trustee shall be deemed to have been consummated in reliance upon this Agreement.

                  (c) So long as the Senior Notes Trustee and the Senior Noteholders act in accordance with the terms of this Agreement, the Junior Notes Trustee, in its capacity as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such, hereby waives any claim against the Senior Notes Trustee or the Senior Noteholders with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of the Senior Notes Trustee or Senior Noteholders or their respective directors, officers, employees, or agents (i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the Senior Obligations and the Senior Lien under the Senior Documents or applicable law, or (ii) in connection with any transaction relating to the Collateral. Neither the Senior Notes Trustee nor the Senior Noteholders nor any of their respective directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.

                  (d) The Senior Notes Trustee and the Senior Noteholders have not made, and do not hereby or otherwise make to the Junior Notes Trustee or the Junior Noteholders, any representations or warranties, express or implied (other than the Senior Notes Trustee's authority to enter into this Agreement and to bind the Senior Noteholders hereby), nor do the Senior Notes Trustee or the Senior Noteholders assume any liability to the Junior Notes Trustee or the Junior Noteholders with respect to the financial or other condition of the Borrower, the Borrower's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the Senior Obligations, any Senior Document, the Senior Lien, the Junior Obligations, the Subordinated Documents, or the Junior Lien.

                  (e) The Junior Notes Trustee and the Junior Noteholders have not made, and do not hereby or otherwise make to the Senior Notes Trustee or the Senior Noteholders, any representations or warranties, express or implied (other than the Junior Notes Trustee's authority to enter into this Agreement and to bind the Junior Noteholders hereby), nor do the Junior Notes Trustee or the Junior Noteholders assume any liability to the Senior Notes Trustee or the Senior Noteholders with respect to the financial or other condition of the Borrower, the Borrower's title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the Senior Obligations, any Senior Document, the Senior Lien, the Junior Obligations, the Subordinated Documents, or the Junior Lien.

         7.       Provisions Applicable After Bankruptcy.

                  The intercreditor and subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Junior Obligations to the Senior Obligations and the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any case under the Bankruptcy Code, and in furtherance thereof:

                  (a) the Senior Lien shall be reinstated to the extent the Senior Notes Trustee or Senior Noteholders are required to turn over or otherwise pay to the bankruptcy estate of the Borrower any amount of the Senior Obligations(and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the Senior Obligations had never been paid;

                  (b) to the extent that the Junior Notes Trustee has or acquires any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Notes Trustee agrees, as Junior Notes Trustee and on behalf of the Junior Noteholders in its capacity as such, to only assert such rights in a manner consistent with the provisions hereof, including without limitation, in a manner consistent with the subordination, pursuant to this

Agreement, of the Junior Lien to the Senior Lien, and (ii) the benefit of the existence, acquisition, or assertion of any such rights shall be subject to the subordination and other terms of this Agreement;

                  (c) in connection with any use of cash collateral of the Senior Notes or of the Liquidity Facility or DIP Financing by the Liquidity Facility subsequent to the commencement of a case under the Bankruptcy Code (collectively, "DIP Financing"), the Junior Notes Trustee and the Junior Noteholders shall be deemed to have consented to any DIP Financing and shall have no further right to adequate protection in connection therewith, provided that (i) the Junior Notes Trustee is granted (x) replacement Liens on property that are subordinate and junior in all respects (on the same terms as are provided herein) to the Liens of the Senior Notes Trustee granted in connection with such DIP Financing, and (y) status as a holder of an administrative claim of the same type as provided to the Senior Noteholders, but subordinate and junior to any administrative claim granted to the Senior Noteholders, (ii) the Junior Notes Trustee receives reimbursement for the reasonable fees and expenses of a single counsel to the Junior Notes Trustee and (iii) the Junior Noteholders receive reimbursement for the reasonable fees and expenses of a single counsel to some or all of the Junior Noteholders;

                  (d) the Junior Notes Trustee is not entitled to seek adequate protection except (i) as provided in subsection (c) above, and (ii) with respect to DIP Financing (other than as described in subsection (c) above) so long as such adequate protection is consistent with the subordination in this Agreement; and

                  (e) nothing in this Agreement shall apply to claims of, or payments to, the Junior Notes Trustee under or pursuant to Section 7.7 of the Junior Notes Indenture (without giving effect to any subsequent amendments of such section).

         8. Further Assurances. The Borrower and the Junior Notes Trustee, at the Borrower's expense and at any time from time to time, upon the reasonable request of the Senior Notes Trustee, will promptly and duly execute and deliver such further instruments and documents (including amendments to financing statements filed against the Borrower stating that the rights of the Junior Notes Trustee are subject to the terms hereof and together with such assignments or endorsements as the Senior Notes Trustee may reasonably deem necessary) and take such further actions as the Senior Notes Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

         9. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Notes Trustee and the Senior Noteholders and the Junior Notes Trustee in respect of the subordination of the Junior Obligations to the Senior Obligations and the Collateral and no other Person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, Liens, and other rights that the Senior Notes Trustee, the Senior Noteholders and the Junior Notes Trustee have under the Senior Documents and the Subordinated Documents, respectively, insofar as the rights of the Borrower or any other Person or entity are involved.

         10. Termination of Agreement. Upon payment in full of the Senior Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Notes Trustee in respect of the Collateral shall thereafter be governed by the Subordinated Documents. If the Senior Notes Trustee receives as part of any enforcement or collection proceedings any amounts or property in excess of that required to pay the Senior Obligations in full, then the Senior Notes Trustee shall pay to the Junior Notes Trustee as promptly as is commercially reasonable all such amounts, in the same form as received, with any necessary non-recourse endorsement.

         11.      Powers Coupled With An Interest.

                  (a) All powers, authorizations, and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

                  (b) The Senior Notes Trustee and the Junior Notes Trustee are hereby authorized to demand specific performance of the provisions of this Agreement when any party hereto has failed to comply with any terms or provisions hereof, and each party waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         12.      Notices.

                  (a) (i) All notices, requests and demands to or upon the Senior Notes Trustee, the Senior Noteholders or the Borrower to be effective shall be made in accordance with the provisions of the Senior Notes Indenture, and (ii) all notices, requests, and demands to or upon the Junior Notes Trustee to be effective shall be made in accordance with the provisions of the Junior Notes Indenture. The Borrower shall give notice to the Junior Trustee of any cure or waiver of any event of default under the Senior Documents.

                  (b) Notice to Trustee. The Borrower shall give prompt written notice to each of the Senior and Junior Notes Trustees of any default or event of default under any Senior Documents or Subordinated Documents or under any agreement pursuant to which any Senior Documents or Subordinated Documents may have been issued, or as to any other fact known to the Borrower which would prohibit the making of any payment to or by the Senior or Junior Notes Trustee in respect of the Senior or Junior Notes. Notwithstanding the provisions of this clause (b) or any other provision of this Agreement or any other Senior Documents, the Junior Notes Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Junior Notes Trustee in respect of the Junior Notes pursuant to the provisions of this clause (b) unless and until the Junior Notes Trustee shall have received written notice thereof from the Borrower, or the Senior Notes Trustee, and prior to the receipt of any such written notice, the Junior Notes Trustee, subject to the provisions of Section 7.1 of the Junior Notes Indenture solely in relation to the Junior Noteholders, shall be entitled in all respects conclusively to assume that no such facts exist.

         13. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts (including by facsimile transmission), each of which shall constitute an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         14. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. The parties hereto agree that, subject to the provisions of the Trust Indenture Act of 1939, as amended, which shall govern and control in the event, and to the extent, of any inconsistency with the terms of this Agreement, the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and either of the Senior Documents or the Subordinated Documents.

         16.      Amendments in Writing; Cumulative Remedies.

                  (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed and delivered by the Senior Notes Trustee and the Junior Notes Trustee; it being expressly understood and agreed that the execution and delivery of such instrument by the Borrower shall not be required unless it creates additional burdens or obligations on the Borrower, but no such additional burdens or obligations on the Borrower shall arise solely from any change in the relative rights or obligations of the Senior Noteholders, the Junior Noteholders, the Senior Notes Trustee or the Junior Notes Trustee or the Senior Notes Trustee's or any Senior Noteholder's waiver of any rights in favor of the Junior Notes Trustee or the Junior Noteholders.

                  (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of the Senior Notes Trustee, any right, power or privilege hereunder or under any Senior Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

         18.      Expenses.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each of the Senior Notes Trustee and the Junior Notes Trustee, including the reasonable fees, charges, and disbursements of a single counsel for each of the Senior Notes Trustee and the Junior Notes Trustee, in connection with the preparation and administration of this Agreement, and (ii) all reasonable out-of-pocket expenses incurred by the Senior Notes Trustee, the Senior Noteholders, the Junior Notes Trustee and the Junior Noteholders in connection with the enforcement or protection of any rights under this Agreement, including the reasonable fees, charges and disbursements of a single counsel for each of the Senior Notes Trustee, some or all of the Senior Noteholders (not to exceed one counsel for all Senior Noteholders), the Junior Notes Trustee and some or all of the Junior Noteholders (not to exceed one counsel for all Junior Noteholders) in connection with the enforcement or protection of any rights under this Agreement.

                  (b) Without limiting the indemnity obligations of the Borrower under the Senior Notes Indenture or the indemnity obligations of the Borrower under the Junior Notes Indenture, the Borrower shall pay, indemnify, and hold the Senior Notes Trustee, the Senior Noteholders and the Junior Notes Trustee and the Junior Noteholders (each such Person, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort, or on any other ground), judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including without limitation fees, reasonable fees and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement by the Borrower, or
(ii) any action taken or omitted to be taken by the Borrower with respect to this Agreement, provided that such indemnity under clauses (i) and (ii) above shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         19. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State of New York, County of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

         20. No Fiduciary Duties Created. The Junior Notes Trustee shall not be deemed to owe any fiduciary duty to the Senior Notes Trustee or to the Senior Noteholders. The Senior Notes Trustee shall not be deemed to owe any fiduciary duty to the Junior Notes Trustee or the Junior Noteholders. With respect to the Senior Notes Trustee or the Senior Noteholders, the Junior Notes Trustees undertake to perform or to observe only such of their covenants or obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to the Senior Notes Trustee or the Senior Noteholders shall be read into this Agreement against the Junior Notes Trustee.

         21. NO JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                         THE BANK OF NEW YORK,
                                         a New York banking corporation,
                                         as Senior Notes Trustee

                                         By: _______________________________
                                         Title:

                                         BANK ONE TRUST COMPANY, N.A.
                                         a national banking association
                                         as Junior Notes Trustee

                                         By: _______________________________
                                         Title:

                                         KOMAG, INCORPORATED,
                                         a Delaware corporation

                                         By: _______________________________
                                         Title:

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